Exhibit 1.1

Execution Version

Amendment No. 2

to

Sales Agency Agreement

This Amendment No. 2 is made and entered into as of February 23, 2011 (the “Amendment”) between IDACORP, INC., an Idaho corporation (the “Company”), and BNY MELLON CAPITAL MARKETS, LLC, a registered broker-dealer organized under the laws of Delaware (“BNYMCM”), to amend that certain Sales Agency Agreement, dated as of December 5, 2008, as amended by the Amendment No. 1 (the “Amendment No. 1”), dated as of December 3, 2010 (as so amended, the “Agreement”), each between the Company and BNYMCM.

W I T N E S S E T H:

WHEREAS, the counsel for the Company for matters pertaining to the Agreement has been changed from Dewey & LeBoeuf LLP to Perkins Coie LLP;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Company and BNYMCM hereby agree as follows (capitalized terms used but not defined herein having the respective meaning ascribed thereto in the Agreement):

Section 1.                References to “Dewey & LeBoeuf LLP” in Section 4.07 shall be deleted and replaced with “Perkins Coie LLP.”

Section 2.                References to “Exhibit C-2” in Section 4.07 shall be deleted and replaced with “Exhibit D” and an Exhibit D as set forth in Annex I to this Amendment shall be added to the Agreement after Exhibit C-2 thereto.

Section 3.                Section 9.03 of the Agreement is hereby revised by deleting the words “Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019, Attention:  Elizabeth W. Powers, Esq., Facsimile No.:  212-649-9476;” and replacing them with “Perkins Coie LLP, 1201 Third Avenue, Suite 4800, Seattle, Washington 98101, Attention: Andrew Bor and Andrew B. Moore, Facsimile No.:  (206) 359-9649;”.

Section 4.                The first paragraph of the Amendment No. 1 is hereby revised by deleting the words “under the laws of New York” and replacing them with “under the laws of Delaware.”

Section 5.                THIS AMENDMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE

PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 6.                Except as expressly set forth herein, nothing in this Amendment shall be construed to amend, modify or alter any term, condition, right or obligation set forth in the Agreement or in any way affect its enforceability.

Section 7.                The Agreement as amended by this Amendment is in full force and effect and is hereby in all respects ratified and confirmed.  References in the Agreement to “this Agreement” and to words such as “herein”, “hereinafter”, “hereof”, “hereunder” and any words of similar import shall refer to the Agreement as amended by this Amendment.

Section 8.                This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile transmission.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

IDACORP, INC.

By:	/s/ Steven R. Keen
Name: Steven R. Keen
Title: Vice President, Finance and
Treasurer

BNY MELLON CAPITAL MARKETS,
LLC

By:	/s/ Daniel C. De Menocal, Jr.
Name: Daniel C. de Menocal, Jr.
Title: Managing Director

Amendment No. 2 to

Sales Agency Agreement

Annex I

EXHIBIT D

FORM OF NEGATIVE ASSURANCE LETTER OF PERKINS COIE LLP

[Date]

BNY Mellon Capital Markets, LLC

One Wall Street, 17th Floor

New York, New York 10286

Re:       IDACORP, Inc.

Issuance from time to time of up to 3,000,000 Shares of Common Stock

Ladies and Gentlemen:

We are counsel to IDACORP, Inc., an Idaho corporation (the “Company”), and are delivering this opinion to you in connection with the registration statement on Form S-3, File No. 333-155498, filed by the Company on November 20, 2008 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to $598,804,023 in aggregate amount of its (i) common stock, without par value (the “Common Stock”) and (ii) debt securities, which registration statement became effective automatically upon filing pursuant to Rule 462(e) under the Securities Act (such registration statement, as of its most recent Effective Date, including the documents incorporated by reference therein as of such date being hereinafter referred to as the “Registration Statement”).  The prospectus, dated November 20, 2008, included in the Registration Statement (the “Base Prospectus”) has been supplemented by a prospectus supplement, dated December 3, 2010(the “Prospectus Supplement”; the Base Prospectus and the Prospectus Supplement, including the documents incorporated by reference therein as of the date hereof, being referred to as the “Prospectus”), relating to the issuance and sale, pursuant to the Sales Agency Agreement, dated December 5, 2008, amended by Amendment No. 1, dated December 3, 2010, and Amendment No. 2, dated February [__], 2011 (as so amended, the “Sales Agency Agreement”), between the Company and BNY Mellon Capital Markets, LLC, from time to time of up to 3,000,000 shares of Common Stock (the “Shares”).  This letter is being furnished to you pursuant to Section 4.07 of the Sales Agency Agreement.

Terms not otherwise defined herein shall have the meanings given to them in the Sales Agency Agreement.

We have participated in conferences with certain officers and representatives of the Company, with other counsel for the Company and with representatives of Deloitte & Touche LLP, the independent registered public accounting firm who examined certain of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus.  Although we assume no responsibility for the factual accuracy, completeness or fairness of any statements made in the Registration Statement, the Prospectus or the documents incorporated by reference in the Registration Statement or Prospectus, nothing has come to our attention that has caused us to believe that (i) the Registration Statement, as of its most recent Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Prospectus, as amended or supplemented as of the date and time of delivery of this letter, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  We express no view as to the financial statements and financial schedules and other financial or accounting data contained or incorporated by reference in the Registration Statement or the Prospectus, or as to the report of management’s assessment of the effectiveness of internal control over financial reporting or the auditor’s report on the effectiveness of the Company’s internal control over financial reporting incorporated by reference therein or as to the Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, or as to the statements contained in the Prospectus under the caption “Book-Entry System.”

This letter is being rendered to you and is solely for your benefit in connection with the transactions contemplated by the Sales Agency Agreement.  This letter may not be used or relied upon for any other purpose or by any other person or entity, without our express written consent.

Very truly yours,

D-2